                                                                      EXHIBIT 10

                                                                  EXECUTION COPY

================================================================================

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        TCI CABLEVISION OF GEORGIA, INC.

                                      AND

                       JONES CABLE INCOME FUND 1-A, LTD.

                                  DATED AS OF

                                NOVEMBER 8, 1996

================================================================================

                               TABLE OF CONTENTS

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Section 1.      Definitions................................................................  1
                1.1   Affiliate............................................................  1
                1.2   Assets...............................................................  1
                1.3   Basic Service........................................................  1
                1.4   Business.............................................................  1
                1.5   Business Day.........................................................  2
                1.6   Closing..............................................................  2
                1.7   Encumbrance..........................................................  2
                1.8   Environmental Law....................................................  2
                1.9   Equipment............................................................  2
                1.10  Equivalent Basic Subscribers (or EBSs)...............................  2
                1.11  Expanded Basic Service...............................................  3
                1.12  GAAP.................................................................  3
                1.13  Governmental Authority...............................................  3
                1.14  Governmental Permits.................................................  3
                1.15  Hazardous Substances.................................................  3
                1.16  Intangibles..........................................................  4
                1.17  Knowledge............................................................  4
                1.18  Legal Requirement....................................................  4
                1.19  Losses...............................................................  4
                1.20  Pay TV...............................................................  4
                1.21  Permitted Encumbrances...............................................  4
                1.22  Person...............................................................  4
                1.23  Real Property........................................................  4
                1.24  Required Consents....................................................  5
                1.25  Seller Contracts.....................................................  5
                1.26  Service Area.........................................................  5
                1.27  System...............................................................  5
                1.28  Taxes................................................................  5
                1.29  Other Definitions....................................................  5

Section 2.      Sale of Assets.............................................................  6

Section 3.      Consideration..............................................................  6
                3.1   Base Purchase Price..................................................  6
                3.2   Adjustments to Base Purchase Price...................................  6
                3.3   Determination of Adjustments.........................................  7
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                3.4   Allocation of Consideration..........................................  8

Section 4.      Assumed Liabilities and Excluded Assets....................................  8
                4.1   Assignment and Assumption............................................  8
                4.2   Excluded Assets......................................................  8

Section 5.      Representations and Warranties of Seller...................................  9
                5.1   Organization and Qualification.......................................  9
                5.2   Authority and Validity...............................................  9
                5.3   No Conflict; Required Consents.......................................  9
                5.4   Assets............................................................... 10
                5.5   Governmental Permits................................................. 10
                5.6   Seller Contracts..................................................... 10
                5.7   Real Property........................................................ 11
                5.8   Environmental Matters................................................ 11
                5.9   Compliance with Legal Requirements................................... 12
                5.10  Patents, Trademarks and Copyrights................................... 13
                5.11  Financial Statements................................................. 14
                5.12  Absence of Certain Changes........................................... 14
                5.13  Legal Proceedings.................................................... 14
                5.14  Tax Returns; Other Reports........................................... 14
                5.15  Employment Matters................................................... 15
                5.16  Systems Information.................................................. 15
                5.17  Bonds................................................................ 16
                5.18  Finders and Brokers.................................................. 16

Section 6.      Buyer's Representations and Warranties..................................... 16
                6.1   Organization and Qualification....................................... 16
                6.2   Authority and Validity............................................... 16
                6.3   No Conflicts; Required Consents...................................... 17
                6.4   Finders and Brokers.................................................. 17
                6.5   Legal Proceedings.................................................... 17

Section 7.      Additional Covenants....................................................... 17
                7.1   Access to Premises and Records....................................... 17
                7.2   Continuity and Maintenance of Operations; Financial Statements....... 18
                7.3   Employee Matters..................................................... 19
                7.4   Leased Vehicles; Other Capital Leases................................ 20
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                7.5   Required Consents; Estoppel Certificates............................. 20
                7.6   Title Commitments and Surveys........................................ 21
                7.7   HSR Notification..................................................... 21
                7.8   No Shopping.......................................................... 22
                7.9   Lien and Judgment Searches........................................... 22
                7.10  Transfer Taxes....................................................... 22
                7.11  Distant Broadcast Signals............................................ 22
                7.12  Guaranty............................................................. 22
                7.13  Letter to Programmers................................................ 22
                7.14  Updated Schedules.................................................... 23
                7.15  Use of Names and Logos............................................... 23
                7.16  Subscriber Billing Services.......................................... 23
                7.17  Satisfaction of Conditions........................................... 23
                7.18  Confidentiality and Publicity........................................ 23
                7.19  Bulk Transfers....................................................... 24
                7.20  Environmental Reports................................................ 24
                7.21  Board Approvals...................................................... 24

Section 8.      Conditions Precedent....................................................... 24
                8.1   Conditions to the Obligations of Buyer and Seller.................... 24
                8.2   Conditions to the Obligations of Buyer............................... 25
                8.3   Conditions to Obligations of Seller.................................. 26
                8.4   Waiver of Conditions................................................. 26

Section 9.      Closing.................................................................... 26
                9.1   The Closing; Time and Place.......................................... 26
                9.2   Seller's Delivery Obligations........................................ 26
                9.3   Buyer's Delivery Obligations......................................... 28

Section 10      Termination................................................................ 28
                10.1  Termination Events................................................... 28
                10.2  Effect of Termination................................................ 29

Section 11.     Survival of Representations and Warranties; Indemnification................ 29
                11.1  Survival of Representations and Warranties........................... 29
                11.2  Indemnification by Seller............................................ 30
                11.3  Indemnification by Buyer............................................. 30
                11.4  Third Party Claims................................................... 31
                11.5  Limitations on Indemnification - Seller.............................. 32
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                11.6  Limitations on Indemnification - Buyer............................... 32

Section 12.     Miscellaneous.............................................................. 32
                12.1   Parties Obligated and Benefited..................................... 32
                12.2   Notices............................................................. 33
                12.3   Attorneys' Fees..................................................... 34
                12.4   Waiver.............................................................. 34
                12.5   Captions............................................................ 34
                12.6   Choice of Law....................................................... 34
                12.7   Terms............................................................... 34
                12.8   Rights Cumulative................................................... 34
                12.9   Further Actions..................................................... 34
                12.10  Time................................................................ 35
                12.11  Late Payments....................................................... 35
                12.12  Counterparts........................................................ 35
                12.13  Entire Agreement.................................................... 35
                12.14  Severability........................................................ 35
                12.15  Construction........................................................ 35
                12.16  Expenses............................................................ 35
                12.17  Risk of Loss; Condemnation.......................................... 36

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

  A   -   Bill of Sale
  B   -   Assignment and Assumption of Contracts
  C   -   Assignment of Leases
  D   -   Guaranty
  E   -   Letter to Programmers
  F   -   FIRPTA Affidavit
  G   -   Opinion of Seller's Counsel
  H   -   Opinion of Buyer's Counsel


SCHEDULES
---------

  1.9    -      Owned Equipment and Vehicles
  4.2    -      Excluded Assets
  5.3    -      Required Consents
  5.4    -      Encumbrances to Be Discharged Prior to Closing
  5.5    -      Governmental Permits
  5.6    -      Seller Contracts
  5.7    -      Real Property
  5.8    -      Environmental Matters
  5.9    -      Cost of Service Filings
  5.11   -      Financial Statements
  5.13   -      Proceedings and Judgments
  5.14   -      Tax Matters
  5.15   -      Employee Matters
  5.16   -      The Business/Systems Information (including Rate Schedule)
  5.17   -      Bonds

                            ASSET PURCHASE AGREEMENT
                            ------------------------


            This Asset Purchase Agreement ("Agreement") is made as of November 8, 1996, by and between TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer"), and Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller").


                                    RECITALS
                                    --------

            Seller is engaged in the business of providing cable television service to subscribers in and around the Service Area. Buyer desires to purchase and Seller desires to sell substantially all the assets of Seller used or useful in connection with that business.


                                   AGREEMENT
                                   ---------

            In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

 SECTION 1. DEFINITIONS.

            In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

            1.1     Affiliate.  With respect to any Person, any other Person
                    ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

            1.2     Assets.  All properties, privileges, rights, interests and
                    ------
claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, including Governmental Permits, Intangibles, Seller Contracts, Equipment, Real Property and deposits relating to the Business that are held by third parties for the account of Seller or for security for Seller's performance of its obligations, but excluding any Excluded Assets.

            1.3     Basic Service.  The lowest tier of service offered to
                    -------------
subscribers of a System.

            1.4     Business.  The cable television business conducted by
                    --------
Seller on the date of this Agreement through one or more Systems, as described on SCHEDULE 5.16.

            1.5     Business Day.  Any day other than Saturday, Sunday or a day
                    ------------
on which banking institutions in Denver, Colorado are required or authorized to be closed.

            1.6     Closing.  The consummation of the transactions contemplated
                    -------
by this Agreement, as described in SECTION 9, the date of which is referred to as the Closing Date.

            1.7     Encumbrance.  Any security interest, security agreement,
                    -----------
financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Governmental Permit, Seller Contract or otherwise.

            1.8     Environmental Law.  Any Legal Requirement relating to
                    -----------------
pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

            1.9     Equipment.  All electronic devices, trunk and distribution
                    ---------
coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use in the Business, the principal items of which are described on SCHEDULE 1.9 (and with respect to leased Equipment, on SCHEDULE 5.6).

            1.10    Equivalent Basic Subscribers (or EBSs).  An active customer
                    --------------------------------------
for Basic Service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis will be determined on a System by System basis by dividing the gross bulk-rate billings for Basic Service and Expanded Basic Service (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or from any outlet or connection other than the first outlet or connection or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like), attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the time of determination to individual households for the highest level of Basic Service and Expanded Basic Service offered by such System, such rate not to be less than the rate for such System set forth on
SCHEDULE 5.16 (excluding a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales

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taxes, line-itemized franchise fees charged by the FCC and the like).  For purposes of this definition, an "active customer" will mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Service from the System who has an account that is not more than 60 days past due (except for past due amounts of $5 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered or any subscriber whose service is pending disconnection for any reason. For purposes of this definition, the number of days past due of a customer account will be determined from the first day of the period for which the applicable billing relates.

            1.11    Expanded Basic Service.  Any video programming provided
                    ----------------------
over a cable television system, regardless of service tier other than (a) Basic Service, (b) any new product tier and (c) video programming offered on a per channel or per program basis.

            1.12    GAAP.  Generally accepted accounting principles as in
                    ----
effect from time to time in the United States of America.

            1.13    Governmental Authority.  The United States of America, any
                    ----------------------
state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

            1.14    Governmental Permits.  All franchises, approvals,
                    --------------------
authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights obtained with respect to the Business or Assets from any Governmental Authority, including those set forth on SCHEDULE 5.5.

            1.15    Hazardous Substances.  Any pollutant, contaminant,
                    --------------------
chemical, industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any laws, regulations or ordinances of federal, state or applicable local governments, (b) asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C.
(S) 2601 et seq., (d) any materials or substances designated as "hazardous
         -- ---
substances" pursuant to the Clean Water Act, 33 U.S.C. (S) 1251 et seq., (e)
                                                                -- ---
"economic poison," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 135 et seq., (f) "chemical substance," "new
                                  -- ---
chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., (g) "hazardous
                                                 -- ---
substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. and (h)
                                      -- ---

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"hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42
U.S.C. (S) 6901 et seq.
                -- ----

            1.16    Intangibles.  All intangible assets, including subscriber
                    -----------
lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in the Business.

            1.17    Knowledge.  The actual knowledge of a particular matter of
                    ---------
one or more of the executive officers of a Person or the general manager or one or more of the managers of such Person's Systems.

            1.18    Legal Requirement.  Applicable common law and any statute,
                    -----------------
ordinance, code, or other law, rule, regulation, order, technical or other written standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

            1.19    Losses.  Any claims, losses, liabilities, damages,
                    ------
penalties, costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

            1.20    Pay TV.  Premium programming services selected by and sold
                    ------
to subscribers on a per channel or per program basis.

            1.21    Permitted Encumbrances.  The following Encumbrances: (a)
                    ----------------------
liens securing Taxes, assessments and governmental charges not yet due and payable, (b) any zoning law or ordinance or any similar Legal Requirement, (c) any right reserved to any Governmental Authority to regulate the affected property and (d) as to Real Property interests, any Encumbrance reflected in the public records and that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Real Property or to convey good, marketable and indefeasible fee simple title to such Real Property, provided that "Permitted Encumbrances" will not include any Encumbrance which could prevent or inhibit in any way the conduct of the business of the affected System and provided further that classification of any Encumbrance as a "Permitted Encumbrance" will not affect any liability Seller may have for such Encumbrance, including pursuant to any indemnity obligation under this Agreement.

            1.22    Person.  Any natural person, corporation, partnership,
                    ------
trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

            1.23    Real Property.  All assets held by Seller related to the
                    -------------
Business consisting of realty, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests, leasehold interests and easements, wire crossing permits, rights of entry (except agreements related to multiple dwelling units) described on SCHEDULE 5.7.

            1.24    Required Consents.  All franchises, licenses,
                    -----------------
authorizations, approvals and consents required under Governmental Permits,
Seller Contracts or otherwise for (a) Seller to transfer the Assets and the
Business to Buyer, (b) Buyer to conduct the Business and to own, lease, use and operate the Assets at the places and in the manner in which the Business is conducted as of the date of this Agreement and on the Closing Date and (c) Buyer to assume and perform the Governmental Permits, Seller Contracts and the other
Assumed Liabilities.

            1.25    Seller Contracts.  All contracts and agreements, other than
                    ----------------
Governmental Permits and those relating to Real Property, pertaining to the ownership, operation and maintenance of the Assets or the Business or used or held for use in the Business, as described on SCHEDULE 5.6 or, in the case of contracts and agreements relating to Real Property, on SCHEDULE 5.7.

            1.26    Service Area. The area in which Seller operates the
                    ------------
Business, specifically in and around the City of Milwaukie, Oregon.

            1.27    System.  A complete cable television reception and
                    ------
distribution system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend will be considered a single System.

            1.28    Taxes.  All levies and assessments of any kind or nature
                    -----
imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

            1.29    Other Definitions.  The following terms are defined in the
                    -----------------
Sections indicated:

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                          Term                         Section
                          ----                         -------
                    Action                                    11.4
                    Antitrust Division                         7.7
                    Assumed Liabilities                        4.1
                    Base Purchase Price                        3.1
                    Buyer Damages                             11.5
                    Closing Date                               1.6
                    Code                                    5.15.2
                    Cost of Service Election                 5.9.4
                    Due Diligence Deadline                  10.1.4
                    Employee Benefit Plans                  5.15.2

                    ERISA                                   5.15.1
                    Excluded Assets                            4.2
                    FCC                                        5.5
                    Final Adjustments Report                 3.3.2
                    Financial Statements                      5.11
                    FTC                                        7.7
                    HSR Act                                    7.7
                    Indemnified Party                         11.4
                    Indemnifying Party                        11.4
                    Intercable                                 5.2
                    1992 Cable Act                           5.9.4
                    Preliminary Adjustments Report           3.3.1
                    Rate Regulation Documents                5.9.4
                    Seller Damages                            11.6
                    Survival Period                           11.1
                    Taking                                 12.17.2
                    Transaction Documents                      5.2

SECTION 2.  SALE OF ASSETS.

            Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's rights, titles and interests in, to and under the Assets. Except as otherwise specifically provided in this Agreement, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

 SECTION 3. CONSIDERATION.

            3.1     Base Purchase Price.  Buyer will pay to Seller total cash
                    -------------------
consideration of $8,200,000 (the "Base Purchase Price"), subject to adjustment as provided in SECTIONS 3.2 and 3.3. Such consideration will be paid at Closing by wire transfer of immediately available funds pursuant to wire instructions delivered by Seller to Buyer no later than two Business Days prior to the Closing Date.

            3.2     Adjustments to Base Purchase Price. The Base Purchase Price
                    ----------------------------------
will be adjusted as follows:

                    3.2.1 Reduced by an amount equal to $1,485 multiplied by the positive difference between (a) 5,523 and (b) the number of EBSs as of the Closing Date;

                    3.2.2 Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses (but only to the extent the full benefit thereof will be realizable by Buyer within 12 months after the Closing
Date), accrued expenses (including real and personal property Taxes and the economic value of all accrued vacation time permitted by Buyer's policies to be taken after the Closing Time by Seller's System employees hired by Buyer), prepaid income, subscriber prepayments and accounts receivable related to the Business, all as determined in accordance with

GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all expenses and income attributable to the Business for the period on and after the Closing Date are for the account of Buyer. Seller will receive no credit for any accounts receivable (a) resulting from cable service sales any portion of which is 60 days or more past due as of the Closing Date, (b) from subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date or (c) resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date.

                    3.2.3 Buyer's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, Seller as of the Closing Date, relating to the Business, including advance payments and deposits by subscribers served by the Business for converters, encoders, decoders, cable television service and related sales, and the liability therefor will be assumed by Buyer.

            3.3     Determination of Adjustments.  Preliminary and final
                    ----------------------------
adjustments to the Base Purchase Price will be determined as follows:

                    3.3.1 Not later than a date Seller reasonably believes is at least 10 Business Days prior to the expected Closing Date, Seller will deliver to Buyer a report (the "Preliminary Adjustments Report"), certified as to completeness and accuracy by Seller, showing in detail the preliminary determination of the adjustments referred to in SECTION 3.2, which are calculated as of the Closing Date (or as of any other date agreed by the parties) and any documents substantiating the adjustments proposed in the Preliminary Adjustments Report. The Preliminary Adjustments Report will include a complete list of subscribers, a detailed calculation of the number of Equivalent Basic Subscribers and a schedule setting forth advance payments made to or by Seller and deposits made by Seller, as well as accounts receivable information relating to the Business (showing sums due and their respective aging as of the Closing Date). Seller also will furnish to Buyer its billing report for the most current period as of the Closing Date. Following receipt of such Preliminary Adjustments Report and supporting information, Buyer will have five Business Days to review such Preliminary Adjustments Report and supporting information and to notify Seller of any disagreements with Seller's estimates. If Buyer provides a notice of disagreement with Seller's estimates of the adjustments referred to in SECTION 3.2 within such five Business Day period, Buyer and Seller will negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated adjustments as of the Closing Date. The basis for determining the Base Purchase Price to be paid at Closing will be (a) the estimate so agreed upon by Buyer and Seller or (b) if no notice of disagreement is provided, or if such notice is provided but the parties do not reach such an agreement prior to the Closing Date, the estimate of such adjustments set forth in the Preliminary Adjustments Report.

                    3.3.2 Within 90 days after the Closing, Seller will deliver to Buyer a report (the "Final Adjustments Report"), similarly certified by Seller, showing in detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Adjustments Report, together with any documents substantiating the adjustments proposed in the Final Adjustments Report. Buyer will provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report.

                    3.3.3 Within 30 days after receipt of the Final Adjustments Report, Buyer will give Seller written notice of Buyer's objections, if any, to the Final Adjustments Report. If Buyer makes any such objection, the parties will agree on the amount, if any, which is not in dispute within 30 days after Seller's receipt of Buyer's notice of objections to the Final Adjustments Report. Any disputed amounts will be determined within 120 days after the Closing Date by the accounting firm of Price Waterhouse, whose determination will be conclusive. Seller and Buyer will bear equally the fees and expenses payable to such firm in connection with such determination. The payment required after such determination will be made by the responsible party by wire transfer of immediately available funds to the other party within three Business Days after the final determination.

            3.4     Allocation of Consideration.  The consideration payable by
                    ---------------------------
Buyer under this Agreement will be allocated among the Assets as set forth in a schedule to be prepared not later than 180 days after the Closing Date (or April 1 of the year following the Closing Date if earlier) by an independent appraiser with significant experience in the cable television industry. Such appraiser will be selected by the mutual agreement of Buyer and Seller within 30 days after the date of this Agreement, and the fees of such appraiser will be shared equally by Buyer and Seller. Buyer and Seller agree to be bound by the allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local Tax returns, on the basis of such allocation.

SECTION 4.  ASSUMED LIABILITIES AND EXCLUDED ASSETS.

            4.1     Assignment and Assumption.  Seller will assign, and Buyer
                    -------------------------
will assume and after the Closing will pay, discharge and perform the following (the "Assumed Liabilities"): (a) Seller's obligations to subscribers of the Business for (i) subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer received credit under
SECTION 3.2, (ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered by a System after the Closing Date, in the amount for which Buyer received credit under SECTION 3.2 and (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under Governmental Permits listed on SCHEDULE 5.5 (to the extent that such Governmental Permits are transferrable) and Seller Contracts. Buyer will not assume or have any responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

            4.2     Excluded Assets.  The Excluded Assets, which will be
                    ---------------
retained by Seller, will consist of the following: (a) programming contracts, retransmission consent agreements and pole attachment agreements (except for those set forth on SCHEDULE 5.6); (b) Employee Benefit Plans; (b) insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.17); (c) bonds, letters of credit, surety instruments and other similar items; (d) cash and cash equivalents and notes receivable; (e) Seller's trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under SECTION 7.5); (f) Seller's rights under any agreement governing or evidencing an obligation of Seller for borrowed money; (g) Seller Contracts for subscriber billing and equipment; (h) Seller's rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; and (i) the assets described on SCHEDULE 4.2.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER.

            Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, as follows:

            5.1     Organization and Qualification.  Seller is a limited
                    ------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite partnership power and authority to own, lease and use the Assets owned, leased or used by it and to conduct the Business as it is currently conducted. Seller is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Assets owned, leased or used by it or the nature of Seller's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the Business, the Assets or the Systems or on the ability of Seller to perform its obligations under this Agreement.

            5.2     Authority and Validity.  Seller has all requisite
                    ----------------------
partnership power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") to which Seller is a party. Subject to approval by the Board of Directors of Jones Intercable, Inc. ("Intercable"), the sole general partner of Seller, the execution and delivery by Seller of, the performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party have been duly and validly authorized by all necessary action by or on behalf of Seller. This Agreement has been, and when executed and delivered by Seller the Transaction Documents will be, duly and validly executed and delivered by Seller and the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

            5.3     No Conflict; Required Consents.  Except for the Required
                    ------------------------------
Consents, all of which are listed on SCHEDULE 5.3, the execution and delivery by Seller, the performance of Seller under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party do not and will not: (a) violate any provision of the partnership agreement or certificate of limited partnership of Seller; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person; or (d) (i) violate or result in a breach of or default under (without regard to requirements of notice, lapse of time, or elections of any Person, or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or
(iv) result in the creation or imposition of any Encumbrance under any Seller Contract or any other instrument evidencing any of the Assets or by which Seller or any of its assets is bound or affected, except for purposes of this clause
(d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on any System, the Business or Seller, the validity, binding effect or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement or the Transaction Documents to which Seller is a party.

            5.4     Assets.  Seller has exclusive, good and marketable title to
                    ------
(or, in the case of Assets that are leased, valid leasehold interests in) the Assets (other than Real Property, as to which the representations and warranties in SECTION 5.7 apply). The Assets are free and clear of all Encumbrances, except
(a) Permitted Encumbrances and (b) Encumbrances described on SCHEDULE 5.4, all of which will be terminated, released or, in the case of rights of refusal listed on SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 5.6, none of the Equipment is leased by Seller from any other Person. All the Equipment is in good operating condition and repair (ordinary wear and tear excepted). Except for items included in the Excluded Assets, the Assets constitute all the assets necessary to permit Buyer to (i) conduct the Business and to operate the Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all Legal Requirements, Governmental Permits and Seller Contracts and (ii) perform all the Assumed Liabilities.

            5.5     Governmental Permits.  All Governmental Permits are listed
                    --------------------
on SCHEDULE 5.5. Complete and correct copies of all Governmental Permits have been delivered by Seller to Buyer. Each Governmental Permit is in full force and effect and Seller is not and, to Seller's Knowledge, the other party thereto is not, in breach or default of any material terms or conditions thereunder and is valid under all applicable Legal Requirements according to its terms. There is no legal action, governmental proceeding or investigation, pending or, to Seller's Knowledge threatened, to terminate, suspend or modify any Governmental Permit and Seller is in compliance with the material terms and conditions of all the Governmental Permits and with other material applicable requirements of all Governmental Authorities (including the Federal Communications Commission ("FCC") and the Register of Copyrights) relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. As of the date of this Agreement, to Seller's Knowledge, no third party has been granted or has applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the Business.

            5.6     Seller Contracts.  All Seller Contracts (other than those
                    ----------------
constituting Excluded Assets) are described on SCHEDULE 5.6 or 5.7. Complete and correct copies of all Seller Contracts have been delivered by Seller to Buyer. Each Seller Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Seller and Seller is not and to Seller's Knowledge each other party thereto is not, in breach or default of any material terms or conditions thereunder.

            5.7     Real Property.
                    -------------

                    5.7.1 All the Assets consisting of Real Property interests are described on SCHEDULE 5.7. Except as otherwise disclosed on SCHEDULE 5.7, Seller holds good, marketable and indefeasible fee simple title to the Real Property shown as being owned by Seller on SCHEDULE 5.7 and the valid and enforceable right to use and possess such Real Property, subject only to the Permitted Encumbrances. Seller has valid and enforceable leasehold interests in Real Property shown as being leased by Seller on SCHEDULE 5.7 and, with respect to other Real Property not owned or leased by Seller, Seller has the valid and enforceable right to use all such other Real Property pursuant to the easements, licenses, rights-of-way or other rights described on SCHEDULE 5.7, subject only to Permitted Encumbrances. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the Real Property are in good condition and repair and are suitable for the purposes used. The current use and occupancy of the Real Property do not constitute nonconforming uses under any applicable zoning Legal Requirements.

                    5.7.2 The documents delivered by Seller to Buyer as evidence of each Seller Contract that is a lease of Real Property constitute the entire agreement with the landlord in question. There are no leases or other agreements, oral or written, granting to any Person other than Seller the right to occupy or use any Real Property, except as described on SCHEDULE 5.7. All easements, rights-of-way and other rights appurtenant to, or which are necessary for Seller's current use of, any Real Property are valid and in full force and effect, and Seller has not received any notice with respect to the termination, breach or impairment of any of those rights. Each parcel of Real Property, any improvements constructed thereon and their current use (a) has access to and over all public streets, or private streets for which Seller has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, and (c) conforms in all material respects in its use to all restrictive covenants, if any, or other Encumbrances affecting all or part of such parcel.

            5.8     Environmental Matters.
                    ---------------------

                    5.8.1 The Real Property currently complies in all material respects with and, to Seller's Knowledge, has previously been operated in compliance in all material respects with, all Environmental Laws. Seller has not directly or indirectly (a) generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Real Property, (b) transported any Hazardous Substances to or from any Real Property or (c) undertaken or caused to be undertaken any other activities relating to the Real Property which could reasonably give rise to any liability under any Environmental Law, and, to Seller's Knowledge, no other present or previous owner, tenant, occupant or user of any Real Property or any other Person has committed or suffered any of the foregoing. To Seller's Knowledge, (i) no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property, nor (ii) is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any Real Property. No litigation based on Environmental Laws which relates to any Real Property or any operations on conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Seller or, to Seller's Knowledge, any other Person, or (B) to Seller's Knowledge is threatened or contemplated.

                    5.8.2   To Seller's Knowledge, other than as described on
SCHEDULE 5.8, (a) no aboveground or underground storage tanks are currently or have been located on any Real Property, (b) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (c) no building or other structure on any Real Property contains asbestos-containing material.

                    5.8.3 Seller has provided Buyer with complete and correct copies of (a) all studies, reports, surveys or other materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property, (b) all notices or other materials in Seller's possession or, to Seller's Knowledge to which it has access, that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (c) all materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to any litigation or allegation by any Person concerning any Environmental Law.

            5.9     Compliance with Legal Requirements.
                    ----------------------------------

                    5.9.1 The ownership, leasing and use of the Assets as they are currently owned, leased and used and the conduct of the Business and the operation of the Systems as they are currently conducted and operated do not violate or infringe, in any material respect, any Legal Requirements currently in effect (other than the Legal Requirements described in SECTION 5.9.4, as to which the provisions of SECTION 5.9.4 will apply). Seller has received no notice of any violation by Seller or the Business of any Legal Requirement applicable to the Business or the Systems as currently conducted, and to Seller's Knowledge, there is no basis for the allegation of any such a violation.

                    5.9.2 A valid request for renewal has been duly and timely filed under Section 626 of the Cable Communications Policy Act of 1984 with the proper Governmental Authority with respect to applicable Governmental Permits with franchising authorities that have expired prior to, or will expire within 36 months after, the date of this Agreement.

                    5.9.3 Seller has complied, and the Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act of 1934, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Assets, the Systems and the Business.

                    5.9.4 Notwithstanding the foregoing, to Seller's Knowledge, each System is in compliance in all material respects with the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder (the "1992 Cable Act") as such Legal Requirements relate to the operation of the Business; provided, however, that Seller does not hereby make any representation about rates charged to subscribers, other than the representation regarding the rates charged to subscribers set forth below. Seller has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. Seller has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Seller makes no representation or warranty that the rates charged to subscribers (a) are allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof promulgated after the date of the Closing. Seller has delivered to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235
and 1240 filed with respect to the Systems and copies of all other FCC Forms filed by Seller and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Seller with respect to any of the Systems (collectively, "Rate Regulation Documents"). As of the date of this Agreement, Seller has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Seller has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. In addition, Seller has also delivered to Buyer documentation for each of the Systems in which the franchising authority has not certified to regulate rates as of the date of this Agreement showing a determination of allowable rates using a benchmark methodology. Except as described in SCHEDULE 5.9, Seller has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the Systems.

            5.10    Patents, Trademarks and Copyrights.  Seller has timely and
                    ----------------------------------
accurately made all requisite filings and payments with the Register of Copyrights with respect to the Business. Seller has delivered to Buyer complete and correct copies of all current reports and filings, and all reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the Business. Seller does not possess any patent, patent right, trademark or copyright material to the operation of the Business and Seller is not a party to any license or royalty agreement with respect to any patent, trademark or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Business and the System have been operated in such a manner so as not to violate or infringe upon the rights of, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license, trade secret infringement or the like.

            5.11    Financial Statements.  A correct copy of the unaudited
                    --------------------
financial statements for the Systems as of September 30, 1996, including an unaudited income statement and balance sheet which fairly present the financial condition of the Systems, is attached as SCHEDULE 5.11 (collectively, the "Financial Statements"). At the date of the Financial Statements, Seller had no liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for Taxes or unusual forward or long-term commitments), required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the balance sheet included in the Financial Statements, other than liabilities included in current liabilities, and none of which was or would be material to the Business.

            5.12    Absence of Certain Changes.  Since September 30, 1996 (a)
                    --------------------------
Seller has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of the Business, (b) there has been no material adverse change (except any change affecting the United States cable industry as a whole, including any change arising from (i) legislation, litigation, rulemaking or regulation or (ii) competition caused by or arising from other multiple channel distribution services) in the business, condition (financial or otherwise) or liabilities of the Business, and (c) the Business has been conducted only in the ordinary course of business.

            5.13    Legal Proceedings.  Except as set forth in SCHEDULE 5.13:
                    -----------------
(a) there is no claim, investigation or litigation pending or, to Seller's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against Seller which, if adversely determined, would materially adversely affect the financial condition or operations of the Business, the Systems, the Assets or the ability of Seller to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Governmental Permits, Seller Contracts or leases or other documents evidencing the Real Property; and (b) there is not in existence any judgment requiring Seller to take any action of any kind with respect to the Assets or the operation of the Systems, or to which Seller (with respect to the Systems), the Systems or the Assets are subject or by which they are bound or affected.

            5.14    Tax Returns; Other Reports.  Seller has duly and timely
                    --------------------------
filed in correct form all federal, state and local Tax returns and all other Tax reports required to be filed by Seller and has timely paid all Taxes which have become due and payable, whether or not shown on any such report or return, the failure of which to be filed or paid could adversely affect the Assets or result in the imposition of an Encumbrance upon the Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as specifically identified on SCHEDULE 5.14, Seller has received no notice of, nor does Seller have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of an Encumbrance upon the Assets.

            5.15    Employment Matters.
                    ------------------

                    5.15.1 SCHEDULE 5.15 contains a complete and correct list of names and positions of all employees of Seller engaged in the Business as of the date set forth in such SCHEDULE. Seller has no employment agreements, either written or oral, with any employee of the Business. Seller has complied in all material respects with applicable Legal Requirements relating to the employment of labor, including WARN, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

                    5.15.2 Each "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) with respect to which Seller or any ERISA Affiliate (as defined in ERISA) of Seller has any liability is set forth on
SCHEDULE 5.15 (the "Employee Benefit Plans"). Neither Seller nor its ERISA Affiliates nor any Employee Benefit Plan is in material violation of any provision of ERISA. No "reportable event," as defined in Section 4043 of ERISA, has occurred and is continuing with respect to any Employee Benefit Plan. No "prohibited transaction," within the meaning of Section 406 of ERISA, has occurred with respect to any such Employee Benefit Plan, and no "accumulated funding deficiency" or "withdrawal liability" (both as defined in Section 302 of ERISA) exists with respect to any such Employee Benefit Plan. After the Closing, Buyer will not be required, under ERISA, the Internal Revenue Code of 1986, as amended (the "Code") or any collective bargaining agreement, to establish, maintain or continue any Employee Benefit Plan currently maintained by Seller or any of its ERISA Affiliates.

                    5.15.3 Seller is not a party to any collective bargaining agreements and Seller has not recognized or agreed to recognize and has no duty to bargain with any labor organization or collective bargaining unit. There are not pending any unfair labor practice charges against Seller, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by Seller. To Seller's Knowledge, its employees are not engaged in organizing activity with respect to any labor organization. Seller has no employment agreement, either written or oral, express or implied, that would require Buyer to employ any Person after the Closing Date.

            5.16    Systems Information.  SCHEDULE 5.16 sets forth a materially
                    -------------------
true and accurate description of the following information relating to the Business as of the most recent monthly report generated by Seller in the ordinary course of business containing the information required to prepare such SCHEDULE (provided that such date is no earlier than two months prior to the date of this Agreement):

                    (a) the approximate number of miles of plant included in the Assets;

                    (b) the number of subscribers and EBS's served by the Systems for each Franchise;

                    (c) the approximate number of single family homes and residential dwelling units passed by the Systems;

                    (d) a description of basic and optional or tier services available from the Systems, the rates charged by Seller for each and the number of subscribers and subscriber equivalents receiving each optional or tier service;

                    (e) the stations and signals carried by the Systems and the channel position of each such signal and station; and

                    (f) the cities, towns, villages, townships, boroughs and counties served by the Systems.

            5.17    Bonds.  Except as set forth on SCHEDULE 5.17, as of the date
                    -----
of this Agreement, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by Seller in connection with its operation or ownership of any of the Systems or Assets.

            5.18    Finders and Brokers.   Seller has not employed any financial
                    -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could be liable.

 SECTION 6. BUYER'S REPRESENTATIONS AND WARRANTIES.

            To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing, as follows:

            6.1     Organization and Qualification.  Buyer is a corporation duly
                    ------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and use the assets owned, leased or used by it and to conduct its business as it is currently conducted. Buyer is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the assets owned, leased or used by it or the nature of Buyer's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on Buyer or on the ability of Buyer to perform its obligations under this Agreement.

            6.2     Authority and Validity.  Buyer has all requisite corporate
                    ----------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary action by or on behalf of Buyer. This Agreement has been, and when executed and delivered by Buyer the Transaction Documents will be, duly and validly executed and delivered by Buyer and the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

            6.3     No Conflicts; Required Consents.  Except for the Required
                    -------------------------------
Consents, the execution and delivery by Buyer, the performance of Buyer under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party do not and will not (a) violate any provision of the charter or bylaws of Buyer, (b) violate any Legal Requirement, (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person or (d) (i) violate or result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of any Person or any combination thereof), (ii) permit or result in the termination, suspension, modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the validity, binding effect or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

            6.4     Finders and Brokers.   Buyer has not employed any financial
                    -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller could be liable.

            6.5     Legal Proceedings.  There are no claims, actions, suits,
                    -----------------
proceedings or investigations pending or, to Buyer's Knowledge, threatened, by or before any Governmental Authority, or any arbitrator, by or against or affecting or relating to Buyer which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

SECTION 7.  ADDITIONAL COVENANTS.

            7.1     Access to Premises and Records.  Between the date of this
                    ------------------------------
Agreement and the Closing Date, Seller will give Buyer and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all the premises and books and records of the Business and to all the Assets and to the System personnel and will furnish to Buyer and such representatives all such documents, financial information, and other information regarding the Business and the Assets as Buyer from time to time reasonably may request; provided that no such investigation will affect or limit the scope of any of Seller's representations, warranties, covenants and indemnities in this Agreement or any Transaction Document or limit liability for any breach of any of the foregoing.

            7.2     Continuity and Maintenance of Operations; Financial
                    ---------------------------------------------------
Statements.  Except as Buyer may otherwise consent in writing, between the date
----------
of this Agreement and the Closing:

                    7.2.1 Seller will conduct the Business and operate the Systems only in the usual, regular and ordinary course consistent with past practices (including making budgeted capital expenditures and fulfilling installation requests) and will use commercially reasonable efforts to (a) preserve its current business intact, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with Seller relating to the Business unless Buyer requests otherwise, (b) keep available the services of its employees and agents providing services in connection with the Business and (c) continue making marketing, advertising and promotional expenditures with respect to the Business consistent with past practices.

                    7.2.2 Seller will maintain the Assets in good repair, order and condition (ordinary wear and tear excepted), will maintain equipment and inventory at historical levels consistent with past practices, will maintain in full force and effect, policies of insurance with respect to the Business in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location as the Systems and will maintain its books, records and accounts in the usual, regular and ordinary manner on a basis consistent with past practices. Seller will not itself, and will not permit any of its officers, directors, shareholders, agents or employees to, pay any of Seller's subscriber accounts receivable (other than for their own residences) prior to the Closing Date. Seller will continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement.

            7.2.3 Except as specified in Section 7.2.5, without the prior approval of Buyer, Seller will not (a) change the rate charged for Basic Service, Expanded Basic Service or Pay TV or add, delete, retier or repackage any programming services except to the extent required under the 1992 Cable Act or any other Legal Requirement, provided however if Seller changes such rates in order to so comply, Seller will provide Buyer with copies of any FCC forms (even if not filed with any Governmental Authority) that Seller used to determine that the new rates were allowable, (b) make any Cost of Service Election with respect to any of the Systems, (c) sell, transfer or assign any portion of the Assets other than sales in the ordinary course of business or permit the creation of any Encumbrance on any Asset other than a Permitted Encumbrance or any Encumbrance which will be released at or prior to Closing, (d) modify in any material respect, terminate, suspend or abrogate any Governmental Permits, Seller Contracts or any other contract or agreement (other than those constituting Excluded Assets), (e) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to any System or the Business involving an expenditure in excess of $25,000, other than contracts or commitments which are cancellable on 30 days' notice or less without penalty, (f) take or omit to take any action that would result in any of its representations or warranties in this Agreement or in any Transaction Document not being true and correct when made or as of the Closing, (g) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices, or (h) enter into any agreement with or commitment to any competitive access providers with respect to the Systems.

                    7.2.4 Seller promptly will deliver to Buyer true and complete copies of monthly and quarterly financial statements and operating reports and any reports with respect to the operations of the Business prepared by or for Seller at any time between the date of this Agreement and the Closing Date. All financial statements so delivered will be prepared in accordance with GAAP on a basis consistent with the Financial Statements.

                    7.2.5 Seller will give or cause to be given to Buyer as soon as reasonably possible but in any event no later than 5 Business Days prior to the date of submission to the appropriate Governmental Authority, copies of all Rate Regulation Documents prepared with respect to any of the Systems, and Seller will make a good faith effort to address any specific concerns raised by Buyer with respect to such documents. Seller will cause its "Operator Selected Rate for Projected Period" as shown on line 110 of the FCC Form 1240 to go into effect in the System on February 1, 1997.

                    7.2.6 Seller will duly and timely file a valid notice of renewal under Section 626 of the Cable Communications Policy Act of 1984 with the appropriate Governmental Authority with respect to all cable television franchises of the Business that will expire within 36 months after any date between the date of this Agreement and the Closing Date.

                    7.2.7 Seller will promptly notify Buyer of any fact, circumstance, event or action by it or otherwise (a) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (b) the existence, occurrence or taking of which would result in any of Seller's representations and warranties in this Agreement or any Transaction Document not being true, complete and correct when made or at the Closing, and, with respect to clause (b) use its best efforts to remedy the same.

            7.3     Employee Matters.
                    ----------------

                    7.3.1 Buyer will have no obligation to employ or offer employment to any of the employees of Seller. As of the Closing Date, Seller will terminate the employment of all its employees who were employed incidental to the conduct of the Business whose employment will not continue with Seller after the Closing and will promptly pay to all such employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including all amounts, if any, payable on account of the termination of their employment. Seller agrees to cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview employees of the Business to make hiring decisions. Such cooperation will include but not be limited to allowing Buyer to contact employees during work time and, with the consent of the employee, making personnel records available. Buyer will give Seller written notice on or before January 10, 1997 of the name of all employees of the System to whom Buyer desires to offer employment on and after the Closing Date (subject to satisfaction of Buyer's conditions for employment). Seller will not, without the prior written consent of Buyer, change the compensation or benefits of any employees of the Business except in accordance with past practice.

                    7.3.2 All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of Seller or arising under any Legal Requirement affecting employees of Seller incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or before the Closing Date will remain the responsibility of Seller, whether or not such employees are hired by Buyer after the Closing.

                    7.3.3 Seller will remain solely responsible for, and will indemnify and hold harmless Buyer from and against all Losses arising from or with respect to, all salaries and all severance, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), medical, sick, holiday, continuation coverage and other compensation or benefits to which Seller's employees (whether or not hired by Buyer) may be entitled as a result of their employment by Seller prior to the Closing, the termination of their employment prior to the Closing, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including without limitation WARN) or otherwise relating to their employment prior to the Closing.

                    7.3.4 Nothing in this Agreement will require Buyer to assume any collective bargaining agreement between Seller and any labor organization.

            7.4     Leased Vehicles; Other Capital Leases.  Seller will pay the
                    -------------------------------------
remaining balances on any leases for vehicles or capital leases included in the Equipment and will deliver title to such vehicles and other Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing.

            7.5     Required Consents; Estoppel Certificates.
                    ----------------------------------------

                    7.5.1 Seller will use commercially reasonable efforts to obtain in writing, as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by Seller in connection with the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer and deliver to Buyer copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by Seller. Such Required Consents will be proposed in a form that provides confirmation from the third party of the continued existence of and the absence of defaults under the applicable Seller Contract or Governmental Permit. Buyer will cooperate with Seller to obtain all Required Consents, but Buyer will not be required to accept or agree or accede to any modifications or amendments to, or changes in, or the imposition of any condition to the transfer to Buyer of (in each case other than inconsequential matters with no adverse effect on Buyer), any Seller Contract or Governmental Permit that are not acceptable to Buyer in its sole discretion. Notwithstanding the foregoing, Seller will complete, execute and deliver to the appropriate Governmental Authority, the FCC Forms 394 prepared by Buyer with respect to each franchise as to which such Form 394 is required within two Business Days after it receives each such Form 394 from Buyer.

                    7.5.2 Seller will use commercially reasonable efforts to obtain for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease.

            7.6     Title Commitments and Surveys.
                    -----------------------------

                    7.6.1 After the execution of this Agreement, Buyer will order at Seller's expense (a) commitments for owner's title insurance policies on all Real Property owned by Seller and on easements which provide access to each such parcel of real property, (b) commitments for lessee's title insurance policies for all Real Property leased by Seller which is used for headend or tower sites and on easements which provide access to each such site and (c) an ALTA survey (including such items on Table A of the Minimum Standard Detail Requirements and Classifications thereto that Buyer in its reasonable judgment determines are desirable or necessary) on each parcel of Real Property for which a title insurance policy is to be obtained. The title commitments will evidence a commitment to issue an ALTA title insurance policy insuring good, marketable and indefeasible fee simple title or leasehold interest, in the case of Leased Real Property, if applicable) to each parcel of such Real Property, subject only to Permitted Encumbrances, for such amount as Buyer directs and will contain no exceptions except for items which in Buyer's reasonable opinion do not adversely affect (other than in an immaterial way as to any individual parcel) the good, marketable and indefeasible title to or Buyer's access or quiet use or enjoyment of such Real Property in the manner the Real Property is presently used or in the normal conduct of the Business. At the Closing, Seller will cause Buyer to receive, at Seller's expense, title commitments redated to the date and time of Closing. In the event Seller has not eliminated or caused to be eliminated all unacceptable exceptions from such policies or commitments prior to Closing, and Buyer elects to proceed with the Closing, Buyer will be entitled to indemnification with respect to such exceptions as provided in SECTION 11.2.

                    7.6.2 Title insurance policies on all Real Property in such amounts as Buyer directs will be delivered to Buyer at Seller's expense within 30 days after the Closing Date evidencing title to the Real Property vested in Buyer consistent with the commitments delivered at the Closing pursuant to SECTION 7.6.1.

            7.7     HSR Notification.  As soon as practicable after the
                    ----------------
execution of this Agreement, but in any event no later than 30 days after such execution, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and each such filing will request early termination of the waiting period imposed by the HSR Act. The parties will use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties will use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Buyer will not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates, if Buyer determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates having significant assets, net worth, or revenue. Notwithstanding anything to the contrary in this Agreement, if Buyer or Seller, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, such party may terminate this Agreement by giving written notice to the other. Within 10 days after receipt of a statement therefor, Seller will reimburse Buyer for one-half of the filing fees payable by Buyer in connection with Buyer's filing under the HSR Act.

            7.8     No Shopping.  None of Seller, its shareholders or any agent
                    -----------
or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to or (c) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

            7.9     Lien and Judgment Searches.  Not more than 20 nor fewer
                    --------------------------
than 10 days prior to the expected Closing Date, Seller, at its expense, will provide Buyer with (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Seller's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Seller may be located, with respect to judgments, orders, writs or decrees against or affecting Seller or any of the Assets.

            7.10    Transfer Taxes.  Any state or local sales, use, transfer,
                    --------------
Taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority arising from or payable by reason of the transfer of any of the Assets pursuant to this Agreement will be paid one-half by Buyer and one-half by Seller.

            7.11    Distant Broadcast Signals.  Unless otherwise restricted or
                    -------------------------
prohibited by any Governmental Authority or applicable Legal Requirement, if requested by Buyer, Seller will delete prior to the Closing Date any distant broadcast signals which Buyer determines will result in unacceptable liability on the part of Buyer for copyright payments with respect to continued carriage of such signals after the Closing.

            7.12    Guaranty.  At the Closing, Seller will cause Intercable to
                    --------
sign and deliver to Buyer, a Guaranty in the form of EXHIBIT D.

            7.13    Letter to Programmers.  On or before the Closing Date,
                    ---------------------
Seller will transmit a letter in the form of EXHIBIT E to all programmers from which Seller purchases programming for the Systems and provide Buyer with a copy of each such letter.

            7.14    Updated Schedules.  Not later than 10 Business Days after
                    -----------------
signing of this Agreement Seller will deliver to Buyer all Schedules to this Agreement to the extent not attached at the time of signing. Not later than ten Business Days prior to the expected Closing Date, Seller will deliver to Buyer revised copies of all Schedules to this Agreement which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of Seller's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing or the date of initial delivery in accordance with the first sentence of this Section (if later), and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

            7.15    Use of Names and Logos.  For a period of 90 days after the
                    ----------------------
Closing Date, Buyer will be entitled to use all trademarks, trade names, service marks, service names, logos and similar proprietary rights of Seller and all derivations and abbreviations of such name and related marks to the extent incorporated in or on the Assets transferred to it at the Closing. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such trade name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

            7.16    Subscriber Billing Services.  Seller will provide to Buyer,
                    ---------------------------
upon request, on terms and conditions reasonably satisfactory to each party, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems acquired by Buyer for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"); provided however that Buyer will not be required to pay Seller more than Seller's actual cost of providing such service. Buyer will notify Seller at least 10 days prior to the expected Closing Date as to whether it desires Transitional Billing Services from Seller.

            7.17    Satisfaction of Conditions.  Each party will use its best
                    --------------------------
efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in SECTION 8, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

            7.18    Confidentiality and Publicity.  Neither party will issue any
                    -----------------------------
press release or make any other public announcement or any oral or written statements to Seller's employees concerning this Agreement or the transactions contemplated hereby except as required by applicable Legal Requirements, without the prior written consent of the other party. Each party will hold, and will cause its employees, consultants, advisors and agents to hold the terms of this Agreement in confidence; provided that (a) such party may use and disclose such information once it has become publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (b) to the extent that such party may be compelled by Legal Requirements to disclose any of such information, but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. The obligation by either party to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

            7.19    Bulk Transfers.  Buyer waives compliance by Seller with
                    --------------
Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

            7.20    Environmental Reports.  Within 60 days after the execution
                    ---------------------
of this Agreement, Seller will, at its expense, obtain and deliver to Buyer for each parcel of Real Property owned or leased by Seller a current Phase I Environmental Site Assessment ("Environmental Report") prepared by a nationally known environmental engineering firm reasonably satisfactory to Buyer in accordance with ASTM Standard E 1527-93 and certified to Buyer. Each Environmental Report will include, in addition to the process described in E 1527-93, such soil and groundwater sampling and other testing as will enable the environmental engineers to determine if Hazardous Substances are detected and to provide an estimate of the cost to remove and dispose of the Hazardous Substances or otherwise remediate the property in accordance with all applicable Environmental Laws.

            7.21    Board Approvals.  On or before the Due Diligence Deadline,
                    ---------------
the Board of Directors of Buyer and the Board of Directors of Intercable will have been presented with resolutions for the approval of the transactions contemplated hereby on behalf of Buyer and Seller, and will have approved or disapproved the same.

SECTION 8.  CONDITIONS PRECEDENT

            8.1     Conditions to the Obligations of Buyer and Seller.  The
                    -------------------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following, which may be waived by the parties to the extent permitted by applicable Legal Requirements:

                    8.1.1   HSR Act Filings.  All filings required under the HSR
                            ---------------
Act have been made and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                    8.1.2   Absence of Litigation.  No action, suit or
                            ---------------------
proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Buyer's ownership or operation of all or a material portion of any System, the Business or the Assets, (b) compel Buyer to dispose of or hold separate all or a material portion of any System, the Business or the Assets as a result of any of the transactions contemplated by this Agreement, (c) if determined adversely to Buyer's interest, materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement (including the ability to acquire the Systems pursuant to a like-kind exchange under Section 1031 of the Code) or have a material adverse effect on the right of Buyer to exercise full rights of ownership of the Systems or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

            8.2     Conditions to the Obligations of Buyer.  The obligations of
                    --------------------------------------
Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by Buyer to the extent permitted by applicable Legal
Requirements:

                    8.2.1   Representations and Warranties.  All representations
                            ------------------------------
and warranties of Seller in this Agreement and any Transaction Document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                    8.2.2   Performance of Agreements.  Seller has performed in
                            -------------------------
all material respects all obligations and agreements and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Seller at or before the Closing.

                    8.2.3   Deliveries.  Seller has delivered the items and
                            ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.2.

                    8.2.4   Consents.  Seller has delivered to Buyer evidence,
                            --------
in form and substance satisfactory to Buyer, that all of the Required Consents marked with an asterisk on SCHEDULE 5.3 have been obtained or given (or deemed to have been given) and are in full force and effect.

                    8.2.5   Retransmission Consent; Programming.  With respect
                            -----------------------------------
to any retransmission consent agreements for broadcast signals carried on the Systems that are included as part of the Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals will have been obtained on terms and conditions reasonably acceptable to Buyer.

                    8.2.6   Environmental Matters.  The Environmental Reports
                            ---------------------
delivered to Buyer pursuant to SECTION 7.20 and any other environmental audits or assessments conducted with respect to the Assets do not indicate the existence of any conditions that could reasonably be expected to give rise to a material risk of liability.

                    8.2.7   No Material Adverse Change.  There has not been any
                            --------------------------
material adverse change in the Business, the Assets or the Systems since the date of this Agreement other than any change arising out of general economic conditions in the United States or any change affecting the

United States cable television industry as a whole, including any change arising from (a) legislation, litigation, rulemaking or regulation or (b) competition caused by or arising from other multiple channel distribution services.

                    8.2.8   EBS.  As of the Closing Date, the Business has no
                            ---
fewer than 5,250 EBSs.

            8.3     Conditions to Obligations of Seller.  The obligations of
                    -----------------------------------
Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction by Seller at or before the Closing, of the following, which may be waived by Seller, to the extent permitted by applicable Legal
Requirements:

                    8.3.1   Representations and Warranties.  All representations
                            ------------------------------
and warranties of Buyer contained in this Agreement and any Transaction Document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                    8.3.2   Performance of Agreements.  Buyer has performed in
                            -------------------------
all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Buyer at or before the Closing.

                    8.3.3   Deliveries.  Buyer has delivered the items and
                            ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.3.

                    8.3.4   EBS.  As of the Closing Date, either (a) the
                            ---
Business has no fewer than 5,250 EBSs or (b) Buyer has waived its right to an adjustment pursuant to SECTION 3.2.1 except to the extent of the adjustment applicable if the number of EBSs were 5,250.

            8.4     Waiver of Conditions.  Any party may waive in writing any
                    --------------------
or all of the conditions to its obligations under this Agreement.

SECTION 9.  CLOSING.

            9.1     The Closing; Time and Place.  The Closing will be held on
                    ---------------------------
a date specified by Buyer (upon three Business Days prior notice to Seller) that is within 15 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived. The Closing will be held at 10:00 a.m. local time at Buyer's counsel's office located at 633-17th Street, Suite 3000, Denver, Colorado 80202, or at such place and time as Buyer and Seller may agree.

            9.2     Seller's Delivery Obligations.  At the Closing, Seller will
                    -----------------------------
deliver (or cause to be delivered) to Buyer the following:

                    (a)  a Bill of Sale in the form attached as EXHIBIT A;

                    (b) a special warranty deed in a form reasonably acceptable to Buyer (and complying with applicable state laws) with respect to each parcel of owned Real Property, duly executed and acknowledged and in recordable form, warranting to defend title to such Real Property against all persons claiming by, through or under Seller, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in
SECTION 7.6.1 to Buyer with respect to such Real Property;

                    (c) an Assignment and Assumption of Contracts in the form attached as EXHIBIT B;

                    (d) one or more Assignments of Leases in the form attached as EXHIBIT C and, if requested by Buyer, short forms or memoranda of such Assignments in recordable form;

                    (e)  any memorandum of lease obtained by Seller pursuant to
SECTION 7.5(B);

                    (f) a Guaranty signed by Intercable in the form attached as EXHIBIT D;

                    (g) an affidavit of Seller, under penalty of perjury, that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as EXHIBIT F;

                    (h) motor vehicle title certificates and such other transfer instruments as Buyer may deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets;

                    (i) the opinion of Elizabeth Steele, Esq., counsel for Seller, dated the Closing Date, in the form set forth in EXHIBIT G;

                    (j) evidence satisfactory to Buyer that all Encumbrances affecting any of the Assets (other than Permitted Encumbrances) have been terminated and released;

                    (k) the title insurance commitments described in SECTION 7.6.1;

                    (l) a certificate, dated the Closing Date, signed by the President or any Vice President of Intercable, stating that to his or her knowledge, the conditions set forth in SECTIONS 8.2.1, 8.2.2 and 8.2.8 are satisfied; and

                    (m) such other documents as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

            9.3     Buyer's Delivery Obligations.  At the Closing, Buyer will
                    ----------------------------
deliver (or cause to be delivered) to Seller the following:

                    (a) the Base Purchase Price required to be paid at the Closing, as adjusted in accordance with this Agreement;

                    (b)  a Bill of Sale in the form attached as EXHIBIT A;

                    (c) an Assignment and Assumption of Contracts in the form attached as EXHIBIT B;

                    (d) a certificate, dated the Closing Date, signed by an executive officer of Buyer, stating that to his or her knowledge, the conditions set forth in SECTIONS 8.3.1 and 8.3.2, are satisfied;

                    (e) an opinion of Mary S. Willis, Esq., counsel to Buyer, dated the Closing Date, in the form set forth in EXHIBIT H; and

                    (f) such other documents as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

SECTION 10. TERMINATION.

            10.1    Termination Events.  This Agreement may be terminated and
                    ------------------
the transactions contemplated by this Agreement may be abandoned:

                    10.1.1 At any time by the mutual written agreement of Buyer and Seller;

                    10.1.2 By either party at any time, if the other is in material breach or default of any of its covenants, agreements or other obligations in this Agreement or in any Transaction Document, or if any of its representations in this Agreement or in any Transaction Document is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default or failure to be true is not cured or waived prior to Closing;

                    10.1.3 By either party upon written notice to the other, if Closing has not occurred on or before March 12, 1997, for any reason other than a material breach or default by such party of its respective covenants, agreements or other obligations under this Agreement, or any of its representations this Agreement not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                    10.1.4 By Buyer, within 35 days after the date Buyer acknowledges receipt of substantially all of the Schedules to this Agreement that are not attached at the time of signing and all of the due diligence materials requested by Buyer from Seller (such 35th day, or if it is not a Business Day, the next Business Day that follows being referred to as the "Due Diligence Deadline"), which acknowledgment will be given by Buyer in writing promptly after such receipt, if either (a) the results and findings of Buyer's investigation of the Business and the Assets are not satisfactory in Buyer's sole discretion or (b) all board of director approvals are not obtained by Buyer (for any reason) on or before the Due Diligence Deadline;

                    10.1.5 By Seller, on or before the Due Diligence Deadline, if Intercable has not approved the transactions contemplated by this Agreement (for any reason) on or before such date; or

                    10.1.6  As otherwise provided in this Agreement.

            10.2    Effect of Termination.  If this Agreement is terminated
                    ---------------------
pursuant to SECTION 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in SECTIONS 7.18 and 12.16. Termination of this Agreement pursuant to SECTIONS 10.1.2 OR 10.1.3 will not limit or impair any remedies that any party may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement. Buyer will have no liability in any event upon exercise of its right to terminate pursuant to SECTION 10.1.4. Seller will have no liability in any event upon exercise of its right to terminate pursuant to SECTION 10.1.5.

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

            11.1    Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of Seller in this Agreement and in the Transaction Documents to be delivered by Seller pursuant to this Agreement will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties with respect to any federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively and (b) the representations and warranties as to ownership of the Assets in SECTION 5.4, SECTION 5.7.1 and in the deed or deeds delivered with respect to Real Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation. The representations and warranties of Buyer in this Agreement and in the Transaction Documents to be delivered by Buyer pursuant to this Agreement will survive until the first anniversary of the Closing Date. The periods of survival of the representations and warranties prescribed by this SECTION 11.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Buyer in a written notice to Seller before such expiration or about which Seller has given Buyer written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of the parties in this Agreement (that are by their terms intended to be performed after Closing) and in the Transaction Documents to be delivered by Seller or Buyer pursuant to this Agreement, will survive the Closing and will continue in full force and effect without limitation.

            11.2    Indemnification by Seller.  Seller will indemnify and hold
                    -------------------------
harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against:

                    (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Seller in this Agreement or in the Transactions Documents delivered by Seller, (ii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement or in the Transaction Documents delivered by Seller, (iii) any act or omission of Seller with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date, including any matter described on SCHEDULE 5.13, (iv) any liability or obligation not included in the Assumed Liabilities, (v) any title defect Seller fails to eliminate as an exception from a title insurance commitment referred to in SECTION 7.7.1, (vi) any claim that the transactions contemplated by this Agreement violates WARN, or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Real Property prior to the Closing Date, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), or
(viii) any rate refund ordered by any Governmental Authority for periods prior to the Closing Date; and

                    (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) through (a)(viii) of this SECTION 11.2, Buyer's rights to pursue its claim under clauses (a)(ii) through (a)(viii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

            11.3    Indemnification by Buyer.  Buyer will indemnify and hold
                    ------------------------
harmless Seller and Seller's shareholders, directors, officers, employees, agents, successors and assigns, and any Person claiming by or through any of them, as the case may be, from and against:

                    (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement or in the Transaction Documents delivered by Buyer, (ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement or in the Transaction Documents delivered by Buyer or (iii) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and

                    (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) or (a)(iii) of this SECTION 11.3, Seller's rights to pursue its claim under clauses (a)(ii) or (a)(iii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

            11.4    Third Party Claims.  Promptly after the receipt by any party
                    ------------------
of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this SECTION 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this SECTION 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this SECTION 11.4. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

            11.5    Limitations on Indemnification - Seller.  Seller will not be
                    ---------------------------------------
liable for indemnification arising solely under SECTION 11.2(A)(I) for (a) any Losses of or to Buyer or any other person entitled to indemnification from Seller or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.5 as "Buyer Damages") unless the amount of Buyer Damages for which Seller would, but for the provisions of this
SECTION 11.5, be liable exceeds, on an aggregate basis, $50,000, in which case Seller will be liable for all such Buyer Damages, which will be due and payable within 15 days after Seller's receipt of a statement therefor.

            11.6    Limitations on Indemnification - Buyer.  Buyer will not be
                    --------------------------------------
liable for indemnification arising solely under SECTION 11.3(A)(I) for (a) any Losses of or to Seller or any other person entitled to indemnification from Buyer or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.6 as "Seller Damages") unless the amount of Seller Damages for which Buyer would, but for the provisions of this SECTION 11.6, be liable exceeds, on an aggregate basis, $50,000, in which case Buyer will be liable for all such Seller Damages, which will be due and payable within 15 days after Buyer's receipt of a statement therefor.

SECTION 12. MISCELLANEOUS.

            12.1    Parties Obligated and Benefited.  Subject to the limitations
                    -------------------------------
set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, neither party may assign any of its rights under this Agreement or delegate any of its duties under this Agreement, except as described in the following sentence. Seller agrees that Buyer will have the right to assign its right to purchase the Assets under this Agreement to Norwest Bank Colorado, National Association, acting as a Qualified Intermediary (as such term is used in Treas. Reg. Section 1.1031(k)- 1(g)(4), and that this Agreement constitutes notice to Seller of such assignment, which assignment Buyer will make effective immediately prior to Closing (provided no such assignment will relieve Buyer of any obligations under this Agreement).

            12.2    Notices.  Any notice, request, demand, waiver or other
                    -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                    To Buyer at:

                         c/o Tele-Communications, Inc.
                         5619 DTC Parkway
                         Englewood Colorado  80111

                         Attention:  William R. Fitzgerald
                         Telecopy:   (303) 488-3219

                    With a copy similarly addressed to the attention of Legal Department, and

                    With a copy to:

                         Sherman & Howard LLC
                         633 Seventeenth Street
                         Denver, Colorado 80202

                         Attention:  Arlene S. Bobrow, Esq.
                         Telecopy:  (303) 298-0940

                    To Seller at:

                         c/o Jones Intercable, Inc.
                         9697 East Mineral Avenue
                         Englewood, Colorado 80112

                         Attention:  President
                         Telecopy:  (303) 799-1644

                    With a copy similarly addressed to the attention of Legal Department.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this SECTION 12.2. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation, or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

            12.3    Attorneys' Fees.  In the event of any action or suit based
                    ---------------
upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

            12.4    Waiver.  This Agreement or any of its provisions may not be
                    ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

            12.5    Captions.  The captions of this Agreement are for
                    --------
convenience only and do not constitute a part of this Agreement.

            12.6    CHOICE OF LAW.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
                    -------------
UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

            12.7    Terms.  Terms used with initial capital letters will have
                    -----
the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

            12.8    Rights Cumulative.  All rights and remedies of each of the
                    -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

            12.9    Further Actions.  Seller and Buyer will execute and deliver
                    ---------------
to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

            12.10   Time.  Time is of the essence under this Agreement.  If the
                    ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

            12.11   Late Payments.  If either party fails to pay the other any
                    -------------
amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

            12.12   Counterparts.  This Agreement may be executed in
                    ------------
counterparts, each of which will be deemed an original.

            12.13   Entire Agreement.  This Agreement (including the Schedules
                    ----------------
and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) and the Transaction Documents contain the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

            12.14   Severability.  Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

            12.15   Construction.  This Agreement has been negotiated by Buyer
                    ------------
and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

            12.16   Expenses.  Except as otherwise expressly provided in this
                    --------
Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

            12.17   Risk of Loss; Condemnation.
                    --------------------------

                    12.17.1 Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is sufficiently substantial so as to preclude or prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Seller will immediately notify Buyer in writing of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (a) to waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller will stand fully released and discharged of any and all obligations under this Agreement. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Seller on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property) will be delivered by Seller to Buyer, or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller.

                    12.17.2 If, prior to the Closing, any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of or interest in the Assets (such event being called, in either case, a "Taking"), and such Taking involves a material part of or interest in the Assets, then Buyer may terminate this Agreement. If Buyer does not elect or have the right to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking, (c) at the Closing Seller will assign to Buyer all of Seller's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller with respect to the Taking and (d) following the Closing, Seller will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

            The parties have executed this Agreement as of the day and year first above written.

                         SELLER:

                              JONES CABLE INCOME FUND 1-A, LTD.

                              By:   Jones Intercable, Inc., its general partner


                              By:    /s/ JAMES B. O'BRIEN
                                    ____________________________________________

                              Name:  James B. O'Brien
                                    ____________________________________________

                              Title: President
                                    ____________________________________________



                         BUYER:

                              TCI CABLEVISION OF GEORGIA, INC.


                              By:    /s/ WILLIAM R. FITZGERALD
                                    ____________________________________________

                              Name:  William R. Fitzgerald
                                    ____________________________________________

                              Title: Vice President
                                    ____________________________________________

                                   EXHIBIT A

     to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.

               BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Bill of Sale, Assignment and Assumption Agreement (this "Assignment") is dated as of ____________, 1997 and entered into by Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller"), and TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer").

          This Assignment is entered into pursuant to the terms of the Asset Purchase Agreement dated as of November 8, 1996 by and between Seller and Buyer (the "Agreement"). Capitalized terms not otherwise defined in this Assignment will have the meanings given to such terms in the Agreement.

          For valuable consideration, the receipt and sufficiency of which are acknowledged, and subject to the terms and conditions of the Agreement, (i) Seller grants, bargains, sells, transfers, assigns and conveys to Buyer, its successors and assigns, all of the right, title and interest of Seller in and to the Assets, and (ii) Buyer assumes and agrees to observe, comply with, and perform in accordance with the terms of each, the Assumed Liabilities. Buyer does not assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

          Seller reasserts the representations and warranties pertaining to the Assets that are contained in the Agreement, all of which representations and warranties are incorporated herein by this reference as if set forth in full herein, subject to the limitations set forth in the Agreement regarding the survival of, and the liability for breach of, such representations and warranties.

          Specifically excluded from this Assignment is any right, title or interest which is by law or contract non-assignable without the consent of the other party or parties thereto, unless and until such consent has been given, at which time the assignment of such right, title or interest will be automatically effective.

          This Assignment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

          This Assignment will be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Colorado.

          The undersigned have executed this Agreement as of the date first written above.

                                    SELLER:

                              Jones Cable Income Fund 1-A, Ltd.


                              By:   Jones Intercable, Inc., its general partner

                              By:    __________________________________________
                              Name:  __________________________________________
                              Title: __________________________________________


                                     BUYER:

                              TCI Cablevision of Georgia, Inc.


                              By:    __________________________________________
                              Name:  __________________________________________
                              Title: __________________________________________

                                   EXHIBIT B

     to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.


             ASSIGNMENT AND ASSUMPTION OF CONTRACTS [AND CONSENT]

          This Assignment and Assumption of Contracts [and Consent] (this "Assignment") is made as of ________, 1997 among Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller"), and TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer"), and [IF APPLICABLE, APPROPRIATE CONTRACTING PARTY ("CONSENTING PARTY")].

                                   RECITALS
                                   --------

          1. This Assignment is entered into pursuant to the terms of the Assets Purchase Agreement dated as of November 8, 1996 by and between Seller and Buyer (the "Agreement"). Capitalized terms not otherwise defined in this Assignment will have the meanings given to such terms in the Agreement.

          2. [CONSENTING PARTY/NAME OF CONTRACTING PARTY] and Seller are parties to a (DESCRIBE AGREEMENT) dated __________________ [AND RECORDED ON ____________ IN __________________ OF THE OFFICIAL RECORDS OF __________ COUNTY, OREGON] (the "Assigned Agreement") for __________________________, which Assigned Agreement is being assigned to Buyer, [WITH THE CONSENT OF THE CONSENTING PARTY], pursuant to the terms of the Agreement. A copy of the Assigned Agreement is attached as Attachment A.

                                  ASSIGNMENT
                                  ----------

          For valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions of the Agreement, Seller assigns, transfer, sells and conveys to Buyer, all of Seller's right, title and interest in, to and under the Assigned Agreement, and Buyer assumes and agrees to observe, comply with, and perform in accordance with the terms of, the Assigned Agreement for all periods from and after consummation of the Closing. [ADD THE FOLLOWING FOR THOSE CONTRACTS REQUIRING CONSENTING PARTY CONSENT:
CONSENTING PARTY HEREBY CONFIRMS THAT (I) THE ASSIGNED AGREEMENT IS VALID AND IN FULL FORCE AND EFFECT, (II) IT REPRESENTS THE ENTIRE UNDERSTANDING OF THE PARTIES THERETO, AND (III) CONSENTING PARTY IS NOT AWARE OF ANY FACT OR CIRCUMSTANCE WHICH CONSTITUTES A DEFAULT OR BREACH UNDER THE ASSIGNED AGREEMENT. CONSENTING PARTY HEREBY CONSENTS TO THE ASSIGNMENT AND TRANSFER OF THE ASSIGNED AGREEMENT BY SELLER TO BUYER, EFFECTIVE UPON CONSUMMATION OF THE CLOSING.]

          Nothing in this Assignment is intended to modify, amend or alter in any respect the rights and obligations of the parties under the Agreement or the Assigned Agreement, which will remain in full force and effect notwithstanding the execution and delivery of this Assignment.

          This Assignment may be executed in any number of counterparts which together will constitute a fully executed agreement.

          This Assignment will be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Colorado.

          The undersigned have executed this Assignment and Assumption of Contracts effective as of the date first written above.

                              SELLER:

                              JONES CABLE INCOME FUND 1-A, LTD.

                              By:  Jones Intercable, Inc., its general partner

                              By:    ___________________________________________
                              Name:  ___________________________________________
                              Title: ___________________________________________


                              BUYER:

                              TCI CABLEVISION OF GEORGIA, INC.

                              By:    ___________________________________________
                              Name:  ___________________________________________
                              Title: ___________________________________________

                         [CONSENTING PARTY:]

                         _______________________________________________________

                              By:    ___________________________________________
                              Name:  ___________________________________________
                              Title: __________________________________________]

       [NOTE: IF TO BE RECORDED, ADD APPROPRIATE, ACKNOWLEDGMENT FORMS.]

                                   EXHIBIT C

     to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.

[NOTE: ADD CONSENT PROVISIONS (SIMILAR TO EXHIBIT B) IF REQUIRED BY LEASE AND NOT OBTAINED IN SEPARATE DOCUMENT.]

                             ASSIGNMENT OF LEASES
                     (For Recordation in County Records)

          This Assignment of Leases (this "Assignment") is made as of _________, 1997 by Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller"), in favor of TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer").

                                   RECITALS
                                   --------

          A. This Assignment is entered into pursuant to the terms of the Asset Purchase Agreement dated as of November 8, 1996 by and between Buyer and Seller (the "Agreement"). Capitalized terms not otherwise defined in this Assignment will have the meanings given to such terms in the Agreement.

          B. ____________, as lessor, and Seller, as lessee, are parties to a lease agreement dated as of ____________, 19__ [as amended ___________, 19__]
(the "Lease") for the demise of the premises located at [INSERT STREET ADDRESS AND COUNTY], which Lease is being assigned to Buyer pursuant to the terms of the Agreement. The legal description of the premises subject to the Lease is attached hereto as Schedule I.

                                  ASSIGNMENT
                                  ----------

          For valuable consideration, the receipt and sufficiency of which are acknowledged, Seller assigns, transfers, sells, conveys and sets over to Buyer, all of Seller's right, title and interest in, to and under the Lease.

          Seller reasserts the representations and warranties pertaining to the Lease which are contained in the Agreement, all of which representations and warranties are incorporated herein by this reference as if set forth in full herein, subject to the limitations set forth in the Agreement regarding the survival of, and the liability for breach of, such representations and warranties.

          Specifically excluded from this Assignment is any right, title or interest which is by law or contract non-assignable without the consent of the other party or parties thereto, unless and until such consent has been given, whereupon the assignment of such right, title or interest will be automatically effective.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Leases effective as of the date first written above.


                                        SELLER:

                                        Jones Cable Income Fund 1-A, Ltd.

                                        By:  Jones Intercable, Inc., its
                                             general partner


                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________



STATE OF _______________    )
                            )
COUNTY OF ______________    )

          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared _______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Jones Intercable, Inc., a Colorado corporation, as general partner of Jones Cable Income Fund 1-A, Ltd., and that [s]he executed the same as the act of such corporation as general partner of Jones Cable Income Fund 1-A, Ltd., for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 1997.


                                             ___________________________________
                                             Notary Public, State of ___________
                                             ___________________________________
                                             (printed name)

My commission expires:
____________

                                   EXHIBIT D

   to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.


                                   GUARANTY
                                   --------


          FOR VALUE RECEIVED, and in order to induce TCI Cablevision of Georgia, Inc. ("Buyer"), to consummate the transactions contemplated by the Asset Purchase Agreement, dated as of November 8, 1996 (the "Agreement"), between Buyer and Jones Cable Income Fund 1-A, Ltd. ("Seller"), Jones Intercable, Inc. ("Guarantor"), agrees as follows:

          1.   Definitions. Capitalized terms used herein, unless otherwise
               -----------
               defined herein, will have the meanings ascribed to them in the Agreement.

          2.   Representations and Warranties of Guarantor. Guarantor represents
               -------------------------------------------
               and warrants to Buyer as follows:

               a. Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and operate its properties and to carry on its business as currently conducted.

               b. The executed and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations under this
                    Guaranty:

                    i.   Are within Guarantor's corporate power and authority;

                         ii. Have been duly authorized by all necessary corporate action of Guarantor;

                    iii. Have received all necessary governmental approval, if any is required; and

                         iv. Do not and will not contravene or conflict with any provision of any law, regulation or rule, the Articles of Incorporation or Bylaws of Guarantor, any license, agreement, or instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property may be bound or affected, or any judgment, order or decree of any court or any federal, state, or local commission, board, or other administrative agency by which Guarantor or any of Guarantor's property may be bound or affected.

               c. This Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          3. Guaranty. Guarantor hereby absolutely, irrevocably and
             --------
          unconditionally guaranties (i) the performance by Seller when due of all covenants, agreements, and obligations of every nature under the Agreement and (ii) subject only to the limitations thereon specifically set forth in the Agreement, the accuracy and completeness of all representations and warranties of Seller under the Agreement. Without limiting the generality of the foregoing, Guarantor hereby absolutely, irrevocably and unconditionally guaranties any and all of Seller's indemnification obligations under Section 11 of the Agreement, including without limitation the full and prompt payment when due of any and all monies which may become due or payable at any time under or pursuant to such indemnification provisions, but subject to the specific limitations on such indemnification obligations set forth in Section 11 of the Agreement, including without limitation those described in Section 11.5 (the "Limitations"). (The performance and indemnification obligations of Seller under the Agreement, as the same are subject to the Limitations, are herein, individually and collectively, referred to as the "Obligations".) Guarantor further agrees that the following terms and conditions will apply to this
          Guaranty:

               a. This Guaranty is in all respects continuing, absolute, and unconditional.

               b. This Guaranty is a guaranty of both performance and payment when due, and not of collection.

               c. Buyer may, from time to time, at Buyer's sole discretion and with out notice to Guarantor, take any or all of the following actions:

                    i. Obtain or accept a security interest in any property to secure payment of any or all of the Obligations;

                    ii. Obtain the primary or secondary obligation of any third party in addition to Guarantor with respect to any or all of the Obligations;

                    iii. Release, compromise, extend, alter, or modify any of
                         the Obligation or any obligation of any nature of any other obligor with respect to any of the Obligations;

                              iv. Release, compromise, or extend any obligation of Guarantor hereunder;

                               v.  Release any security interest in, or
                                   surrender, release, or permit any
                                   substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or release, compromise, extend, alter, or modify any obligation of any nature of any obligor with respect to any such property; and


                              vi. Resort to or proceed against Guarantor for performance or payment of any of the Obligations whether or not Buyer has proceeded against Seller or any other obligor primarily or secondarily obligated with respect to any of the Obligations, has resorted to any property securing any of the Obligations, has resorted to any property securing any of the Obligations or any obligation hereunder, or has pursued any other remedy.

                         d. As between Buyer and Guarantor, any amounts received by Buyer from whatsoever source on account of any Obligation (arising by whatever means) may be applied by Buyer towards the payment of any Obligation then due and payable, in such order of application as Buyer may from time to time elect; and, notwithstanding any performance or payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor will not be subrogated to any rights of Buyer until such time as Buyer has received performance and payment in full of all of the Obligations and performance of all obligations of Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor agrees and acknowledge that if Buyer is required at any time to return all or any part of any payment applied by Buyer to the payment of the Obligations or any costs or expenses covered by this Guaranty, whether by virtue of the insolvency, bankruptcy, or reorganization of the Seller or otherwise, the Obligations to which the returned payment was applied will be deemed to have continued in existence and this Guaranty will continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and such application by Buyer had not been made.


                         e. Guarantor hereby expressly waives: (i) notice of the acceptance by Buyer of this Guaranty; (ii) notice of the existence, creation, release, compromise, extension, alteration, modification, non-performance, or non-payment of any or all of the Obligations; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) all diligence in collection of or realization upon any payments on, or assurance of performance of, any of the Obligations or any obligation hereunder, or in collection on, realization upon, or protection of any security for, or guaranty of, any of the Obligations or any obligation hereunder.

     4. Notices. All notices and communications under this Guaranty will be
        -------
     in writing and will be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested; if to Guarantor addressed to Seller's address set forth in the Agreement; and if to Buyer, addressed to Buyer's address set forth in the Agreement; or in each case to such other address respectively as the party has specified by notice to the other.

     5. Integration, Assignment, MOdification, Payment of Expenses and
        --------------------------------------------------------------
     Construction. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between Guarantor and Buyer. This Guaranty may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Guaranty will inure to the benefit of Buyer, and be binding upon Guarantor, and their respective successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and Buyer, an Buyer and Guarantor will each pay its own costs and expenses in connection with the negotiation and execution of this Guaranty. Guarantor agrees to pay all of Buyer's expenses (including, without limitation, costs expenses of litigation and reasonable attorneys' fees) in enforcing or endeavoring to realize upon this Guaranty or in endeavoring to collect any amount payable under this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty or the Agreement will not affect the validity of the remainder of this Guaranty.

     6. Waiver. The failure of Buyer to insist upon strict performance of
        ------
     any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances will not be deemed to be a waiver by Buyer of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by Buyer of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by Buyer.

     7. Applicable Law. This Guaranty will be governed by, and constructed
        --------------
     and interpreted in accordance with, the internal laws of the State of Colorado, without regard to the conflicts of laws rules of such state.

     8. Section Headings. The section headings used in this Guaranty are
        ----------------
     for the convenience of Buyer and Guarantor only and will not affect the construction or interpretation of the provisions of this Guaranty.

          Guarantor has caused this Guaranty to be executed by a duly authorized officer as of _______________, 1997.


                            JONES INTERCABLE, INC.



                            By:_________________________________
                            Name:_______________________________
                            Title:______________________________

                                   EXHIBIT E

          to the Asset Purchase Agreement between Jones Cable Income Fund 1-A,
                         Ltd. and TCI Cable visions of Georgia, Inc.


                                     DATE


[Programmer name and address]


Dear ______________:

               The purpose of this letter is to inform you of he impending sale of cable television systems in the City of Milwaukie, Oregon now owned by Jones Cable Income Fund 1-A, Ltd. ("Seller") to TCI Cablevision of Georgia, Inc. ("Buyer"). Neither Buyer not its affiliate Satellite Services, Inc. ("SSI") will assume programming contract of Jones Programming Services, Inc. currently in place to serve the systems described herein. This is not a notice deleting your programming from these systems; SSI will contact you about continuation of coverage of your service.


                               Very truly yours,

                               Jones Cable Income Fund 1-A, Ltd

                               By:  Jones Intercable, Inc., its general partner


                               By:    _________________________________________
                               Name:  _________________________________________
                               Title: _________________________________________

                                   EXHIBIT F

   to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.


                                   AFFIDAVIT


STATE OF _______________________

COUNTY OF ______________________

          This Affidavit is delivered pursuant to the Asset Purchase Agreement dated as of November 8, 1996 between Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller") and TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer"). Section 1445 of the United States Internal Revenue Code of 1986, as amended ("IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. The undersigned, being the duly elected____________of the general partner of Seller and being duly sworn, certifies and agrees on behalf of Seller as follows:

          1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder).

          2.   Seller's U.S. taxpayer identification number is _______________.

          3. Seller understands that this certification may be disclosed to the Internal Revenue Service.

          4. Seller hereby agrees to indemnify and hold harmless Buyer and Buyer's partners and agents of, from and against any and all loss, liability, interest, penalties, costs, damages, claims or causes of action which may arise or be incurred by Buyer or Buyer's agents by reason of any failure of any representation or warranty made in this Affidavit to be true and correct in all respects, including but not limited to any liability for failure to withhold any amount required under IRC (S)1445.

          Dated this ______day of ___________________1997.




                              SELLER:

                              Jones Cable Income Fund 1-A, Ltd.

                              By:   Jones Intercable, Inc., its general partner


                              By:   ____________________________________________
                              Name: ____________________________________________
                              Title:____________________________________________



          Subscribed and sworn to before me this ______day of_____________1997.


                                            ____________________________________
                                             NOTARY PUBLIC

Notary Public in and for the State of ___________residing at ______________ My commission expires:______________________.

                                   EXHIBIT G

   to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.

                          OPINION OF SELLER'S COUNSEL

TCI Cablevision of Georgia, Inc.
c/o TCI Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111


Ladies and Gentlemen:

          I have acted as counsel for Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller") and Jones Intercable, Inc., a Colorado corporation ("Intercable"), in connection with the transactions contemplated by the Asset Purchase Agreement dated as of November 8, 1996 (the "Agreement"), between Seller and TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer"). Capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Agreement.

[MUTUALLY AGREED UPON INTRODUCTORY LANGUAGE TO BE INSERTED.]

          Based on the foregoing, and on the assumptions herein set forth, and subject to the exceptions, limitations and qualifications herein expressed, it is my opinion that:

          1. Seller is a limited partnership validly existing under the laws of the State of Colorado and qualified to do business as a foreign limited partnership under the laws of the State of Oregon. Seller has all requisite partnership power and authority to own and lease the Assets and to carry on the Business as such business is currently conducted.

          2. Intercable is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Intercable has requisite corporate power and authority to own and lease its assets and to carry on its business as currently conducted.

          3. Seller and Intercable each has all requisite partnership or corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby and to perform all terms and conditions of the Transaction Documents to be performed by it.

          4. The execution and delivery of the Transaction Documents to which it is a party by Seller and Intercable, the performance by Seller and Intercable of all the terms and conditions thereof to be performed by it, and the consummation of the transactions contemplated thereby have been duly authorized and approved by the board of directors of Intercable and no other partnership or corporate proceedings of Seller or its partners or Intercable are necessary with respect thereto.

          5. Each of the Transaction Documents has been duly executed and delivered by Seller or Intercable, as applicable, and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws availability of equitable remedies.

          6. Except for the Required Consents, the execution, delivery and performance by Seller and Intercable of the Transaction Documents to which it is a party do not (a) violate any charter or bylaws of Intercable, (b) violate any Legal Requirement (except for those violations which would not, individually or in the aggregate, have a material adverse effect on any System, the Business or Seller), (c) require any consent, approval, filing, application or notice under any Legal Requirement applicable to the Assets or the Business or (d) (i) violate or constitute a breach of or default under (with or without the giving of notice or the lapse of time, or both), (ii) permit or result in the termination, suspension or modification of any provision of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance upon any Asset under, any Seller Contract or other instrument evidencing any of the Assets or by which Seller or any of its assets is bound, except for purposes of this clause (d), such violations, breaches, defaults, terminations, suspensions, modifications and accelerations which would not, individually or in the aggregate, have a material adverse effect on any System, the Business or Seller or on the ability of Seller to perform its obligations under the Agreement or the Transaction Documents to which Seller is a party.

          7. to the best of my knowledge, there is not pending (excluding actions not served) or overtly threatened, any judicial, administrative or arbitral action, suit, proceeding or claim against or investigation of Seller or Intercable which questions the validity of any of the Transaction Documents.

          8.   To the best of my knowledge, except as set forth on SCHEDULE
5.13 to the Agreement and except for proceedings affecting the cable television industry generally, there is no unsatisfied judgment or order outstanding, or any action, proceeding, or investigation pending or threatened in any court or quasi-judicial or administrative agency against Seller with respect to or involving all or any part of the Business or the Assets.

[MUTUALLY AGREED UPON CLOSING LANGUAGE TO BE ADDED]


                                              Sincerely,

                                   EXHIBIT H

     to the Asset Purchase Agreement between Jones Cable Income Fund 1-A, Ltd.
                     and TCI Cablevision of Georgia, Inc.


                          OPINION OF BUYER'S COUNSEL



Jones Cable Income Fund 1-A, Ltd.
9697 East Mineral Avenue
Englewood, Colorado 80112


Ladies and Gentlemen:

          I have acted as counsel for TCI Cablevision of Georgia, Inc., a Georgia corporation ("Buyer"), in connection with the transactions contemplated by the Asset Purchase Agreement dated as of November 8, 1996 (the "Agreement'), between Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller"), and Buyer. Capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Agreement.

[MUTUALLY AGREED UPON INTRODUCTORY LANGUAGE TO BE INSERTED.]

          Based on the foregoing, and on the assumptions herein set forth, and subject to the exceptions, limitations and qualifications herein above expressed, it is my opinion that:

          1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Buyer has all requisite corporate power and authority to own and lease its assets and to carry on its business as currently conducted.

          2. Buyer has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby and to perform all terms and conditions of the Transaction Documents to be performed by it.

          3. The execution and delivery of the Transaction Documents by Buyer, the performance by Buyer of all the terms and conditions thereof to be performed by it, and the consummation of the transactions contemplated thereby have been duly authorized and approved by its board of directors and no other corporate proceedings of Buyer are necessary with respect thereto.

          4. Each of the Transaction Documents to which Buyer is a party has been duly executed and delivered by Buyer and constitutes the legal, valid binding obligation of Buyer, enforceble against Buyer in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          5. Except for the Required Consents, the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party do not
(a) violate any provision of the charter or bylaws of Buyer, (b) violate any Legal Requirement applicable to Buyer but not related to or arising as a result of ownership or operation of the Assets (except for those violations which would not, individually or in the aggregate, have a material adverse effect on Buyer) or (c) (i) violate or constitute a breach of or default under (with or without the giving of notice or the lapse of time, or both), (ii) permit or result in the termination, suspension or modification of any provision of, or (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, any contract by which Seller or any of its assets is bound, except for purposes of this clause (c), such violations, breaches, defaults, terminations, suspensions, modifications and accelerations which would not individually or in the aggregate, have a material adverse effect on the ability of Buyer to perform its obligations under the Agreement or the Transaction Documents to which Buyer is a party.

          6. To the best of my knowledge, there is not pending (excluding actions not served) or overtly threatened, any judicial, administrative or arbitral action, suit, proceeding or claim against or investigation of Buyer which questions the validity of any of the Transaction Documents.

          7. To the best of my knowledge, except for proceedings affecting the cable television industry generally, there is no unsatisfied judgment or order outstanding, or any action, proceeding, or investigation pending or threatened in any court or quasi-judicial or administrative agency against Buyer which, if adversely determined, would restrain or enjoin the consummation of, or have a material adverse effect on the ability of Buyer to consummate, the transactions contemplated by the Agreement.


                                             Sincerely,

                                      H-2